                                                                    Exhibit 10.1




================================================================================



                       MANUFACTURING AND SUPPLY AGREEMENT


                                 By and Between


                        TECHNICAL CONSUMER PRODUCTS, INC.

                                       and


             SHANGHAI ZHEN XIN ELECTRONIC ENGINEERING CO., LTD. and
            SHANGHAI JENSING ELECTRON ELECTRICAL EQUIPMENT CO., LTD.












                          ----------------------------


                          Dated as of January 17, 2002

                          ----------------------------









================================================================================


                                TABLE OF CONTENTS
                                -----------------

                                                                                     Page

ARTICLE I.            DEFINITIONS......................................................1

         Section 1.1       Other Capitalized Terms.....................................1

ARTICLE II.           MANUFACTURE OF PRODUCTS..........................................3

         Section 2.1       Manufacture and Supply......................................3

         Section 2.2       Performance of Work.........................................3

         Section 2.3       Inspection, Reports and Services............................4

         Section 2.4       Place of Work...............................................4

         Section 2.5       Development of Products.....................................4

         Section 2.6       Right to Cover..............................................4

ARTICLE III.          PRODUCT FORECASTS AND PRODUCTION REQUIREMENTS....................5

         Section 3.1       Product Sales Forecasts.....................................5

         Section 3.2       Production..................................................5

         Section 3.3       Shipment and Delivery.......................................5

         Section 3.4       Risk of Loss................................................5

         Section 3.5       Rejection and Return........................................5

ARTICLE IV.           PRICING; PAYMENT.................................................5

         Section 4.1       Pricing.....................................................5

         Section 4.2       Accounting for Product Costs................................6

         Section 4.3       Invoicing and Terms of Payment..............................7

         Section 4.4       Currency....................................................7

         Section 4.5       Taxes.......................................................7

ARTICLE V.            WARRANTY.........................................................7

         Section 5.1       Warranty....................................................7

ARTICLE VI.           EXCLUSIVITY......................................................8

         Section 6.1       Exclusivity.................................................8

ARTICLE VII.          CONFIDENTIALITY AND PROTECTION OF PROPRIETARY RIGHTS.............9

         Section 7.1       Confidential Treatment......................................9

         Section 7.2       Permitted Disclosure........................................9

         Section 7.3       Compelled Disclosure........................................9

ARTICLE VIII.         TERM AND TERMINATION.............................................9

                                                                                   Page
                                                                                   ----

         Section 8.1       Term........................................................9

         Section 8.2       Termination................................................10

         Section 8.3       Effect of Termination......................................10

ARTICLE IX.           REPRESENTATIONS, INSURANCE AND INDEMNIFICATION..................11

         Section 9.1       Representations............................................11

         Section 9.2       Indemnification by Suppliers...............................12

         Section 9.3       Indemnification by TCP.....................................12

         Section 9.4       Limitation on Indemnity....................................12

         Section 9.5       Indemnification Procedures.................................12

ARTICLE X.            RELATIONSHIP OF THE PARTIES.....................................13

         Section 10.1      No Joint Venture...........................................13

ARTICLE XI.           MISCELLANEOUS...................................................14

         Section 11.1      Notices....................................................14

         Section 11.2      Assignment.................................................14

         Section 11.3      No Sub-Contracting.........................................15

         Section 11.4      Governing Law..............................................15

         Section 11.5      Arbitration................................................15

         Section 11.6      Waiver.....................................................16

         Section 11.7      Integration; Amendments....................................16

         Section 11.8      Force Majeure..............................................16

         Section 11.9      Severability...............................................17

         Section 11.10     Headings...................................................17

         Section 11.11     Counterparts and Facsimile.................................17

         Section 11.12     Translation................................................17

                       MANUFACTURING AND SUPPLY AGREEMENT
                       ----------------------------------

         THIS MANUFACTURING AND SUPPLY AGREEMENT (this "AGREEMENT"), dated as of January 17, 2002, is made and entered into by and between Technical Consumer Products, Inc., presently having its principal place of business at 300 Lena Drive, Aurora, Ohio, United States ("TCP"), and Shanghai Zhen Xin Electronic Engineering Co., Ltd., and Shanghai Jensing Electron Electrical Equipment Co., Ltd., presently having their principal places of business at No. 61 Kai Jiang Road, East, Si Jing, Song Jiang, Shanghai 201601, China (jointly and severally, "SUPPLIERS" and each individually a "SUPPLIER").


                                    RECITALS
                                    --------

         A. Prior to the date hereof, Suppliers have been manufacturing for, and supplying products and/or services to, TCP and its predecessors. The period during which a Supplier manufactured and/or supplied products or services to TCP or its predecessors is referred to herein as the "ORIGINAL SERVICE PERIOD."

         B. To memorialize the relationship between TCP and Suppliers that has developed over the years and to set forth the terms of the continuing relationship between TCP and Suppliers, TCP and Suppliers desire to enter into this Agreement to provide that Suppliers will continue to manufacture and package products exclusively for TCP.

         C. Prior to the execution of this Agreement, TCP and Suppliers have entered into a Technology Licensing Agreement (the "LICENSING AGREEMENT") that defines the rights and obligations of TCP and the Suppliers with respect to the ownership, use, licensing and development of certain Technology (as defined herein).

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants of this Agreement, the parties agree as follows:

ARTICLE I. DEFINITIONS

     Section 1.1 OTHER CAPITALIZED TERMS. Except as otherwise defined herein, capitalized terms used herein will have the following meanings:

         "AFFILIATE" will mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

         "CONFIDENTIAL INFORMATION" will mean any and all information that is not generally known to the public or that would constitute a trade secret under the laws of the State of Ohio and that is (i) disclosed to or otherwise obtained by any Supplier, whether disclosure is made in writing, by samples, orally, visually or otherwise, in connection with this Agreement regardless of whether provided under this Agreement or provided prior to the execution of this Agreement, or (ii) that is developed by a Supplier or TCP under this Agreement, or that was developed during the

Original Service Period, including, in each case, without limitation (A) TCP Technology, (B) know-how, prototypes, drawings, manuals, and software programs,
(C) Resulting Technology, (D) technical information pertaining to development work, manufacturing processes, dimensions, clearances, tolerances, specifications, or materials, (E) operational and performance information and data, (F) business information pertaining to marketing, pricing, profits, operating costs, sales information, vendors, customers, employees, forecasts, accounting records and research and development costs, (G) such information that may be from time to time provided under SECTION 6.1(B) of this Agreement, and
(H) such other information with respect to a Product as is provided to a Supplier to enable a Supplier to understand the use, nature, operation, performance and maintenance, sale, marketability and profitability of a Product. Notwithstanding the foregoing, Confidential Information does not include (i) any information that was publicly available at the time of disclosure, (ii) any information that became publicly available after disclosure through no fault of a Supplier, or (iii) with respect to information that is disclosed to or otherwise obtained by a Supplier, either directly or indirectly, any information that was (y) in a Supplier's possession prior to disclosure, and was not the subject of an earlier confidential relationship, or (z) rightfully acquired by a Supplier from a third party, who was lawfully in possession of such information and was under no obligation to maintain its confidentiality.

         "PERSON" will mean an individual, partnership, limited liability company, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

         "PRODUCT(S)" will mean the products identified on ANNEX A attached hereto, as amended from time to time pursuant to SECTION 2.1(c).

         "PURCHASE ORDER" will mean any purchase order, production schedule or other production forecast that TCP provides a Supplier from time to time under this Agreement setting forth the Products that TCP desires to have manufactured by a Supplier under this Agreement.

         "RESULTING TECHNOLOGY" will mean all Technology, of whatsoever nature and description, or any interest therein, that arises directly out of (i) TCP's performance under this Agreement, (ii) that is developed by TCP under this Agreement, or (iii) that is developed by a Supplier for TCP under this Agreement, including, without limitation, innovations relating to, or improvements on, the Products.

         "TECHNOLOGY" will mean all proprietary ideas, formulae, compositions, technology and know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data or information relating to lighting products and accessories, and all copies and tangible embodiments thereof, including, without limitation, all patents and patent applications, including any and all extensions, reissues, divisions, continuations and continuations-in-part with respect to any of the foregoing any where in the world, product specifications, software programs, data and related documentation, all copyrightable works in any form or medium now in existence or hereafter created, copyrights and registrations, applications and renewals for any of the foregoing, and other intellectual property rights.

         "TCP TECHNOLOGY" will mean all Technology, of whatsoever nature and description, or any interest therein, that TCP has (i) developed or acquired as of the date of this Agreement or

(ii) that TCP developed or acquired previously or that may be developed or acquired during the term of this Agreement, including all improvements, upgrades, enhancements, modifications and/or updates made or acquired during the Original Service Period or during the life of this Agreement, and that TCP provides or otherwise makes available to Suppliers in connection with the matters contemplated by this Agreement.

ARTICLE II.       MANUFACTURE OF PRODUCTS

     Section 2.1 MANUFACTURE AND SUPPLY.

          (a) During the term of this Agreement, Suppliers will:

               (i) manufacture and package the Products for TCP; and

               (ii) deliver the Products as required by TCP Purchase Orders or as otherwise specified by TCP.

     TCP may communicate Purchase Orders either in writing or orally in accordance with SECTION 11.1.

     (b) Except as otherwise permitted under SECTION 6.1(b) of this Agreement, during the term of this Agreement, Suppliers will not manufacture, assemble or package Products except for TCP. Subject to SECTION 6.1(b) of this Agreement, this obligation remains even if TCP is purchasing product from other vendors pursuant to SECTION 2.6.

     (c) TCP has delivered to Suppliers the drawings, bills of material and other specifications necessary for Suppliers to manufacture and package the Products identified on ANNEX A. From time to time, TCP may add or change the Products to be manufactured by Suppliers, by delivering the drawings, bills of material and other specifications necessary for Suppliers to manufacture and package the new or modified Products. Any of such other specifications may be communicated to Suppliers either in writing or orally in accordance with SECTION
11.1. Thereafter, Suppliers will manufacture and package such Products under the terms of this Agreement and in accordance with Product specifications.

     (d) All tools and tooling necessary to manufacture Products for TCP under this Agreement is the property of Suppliers. Suppliers are responsible for the proper maintenance, repair and replacement of any tools or tooling.

     (e) TCP is responsible for obtaining any government approvals or other Product approvals or certifications required by TCP's customers or the jurisdiction in which TCP resells Products. Suppliers are responsible for obtaining any governmental, regulatory, export or other approvals necessary or appropriate to manufacture, package and deliver the Products to TCP.

     Section 2.2 PERFORMANCE OF WORK.

         (a) Suppliers will maintain ISO 9002 certification for all manufacturing facilities and if improved manufacturing techniques or practices enable manufacturers to achieve other quality or technical certification, Suppliers will use all commercially reasonable efforts to obtain such other certification. Suppliers will train all employees or others who work on the manufacture or packaging of Products to maintain Product quality.

         (b) In performing their obligations under this Agreement, Suppliers will comply with all applicable laws and regulations.

     Section 2.3 INSPECTION, REPORTS AND SERVICES.

         (a) Upon TCP's reasonable request, TCP will be entitled to inspect any or all facilities of Suppliers to confirm compliance with this Agreement. This includes, without limitation, the right to (i) review and approve Suppliers' component material suppliers, components and raw materials, (ii) send representatives to inspect the manufacturing, packaging and any other activities being performed by Suppliers under this Agreement, (iii) inspect deliverables and otherwise evaluate the ongoing results of Suppliers' manufacturing and packaging of the Products. Suppliers will make available, upon the request of TCP and at no charge, results of internal or external qualification tests performed by Suppliers for the Products manufactured by Suppliers.

         (b) If requested by TCP, Suppliers will make reports to TCP as TCP may request regarding production and packaging activities and any Resulting Technology under this Agreement. Reports will be in a format, in such detail, and in such timeframes as TCP may reasonably request from time to time.

         (c) From time to time TCP may render to a Supplier management and advisory services, including, without limitation, management and advisory services relating to expansion, quality control, production, component sourcing, accounting, freight and logistics in connection with its manufacture and supply of Products as contemplated hereby. As consideration for such services provided by TCP, Suppliers will pay TCP such amounts as TCP and Suppliers agree prior to TCP providing such services.

     Section 2.4 PLACE OF WORK. TCP may visit at any time, and from time to time, any of Suppliers facilities where packaging or manufacturing is being performed.

     Section 2.5 DEVELOPMENT OF PRODUCTS. Suppliers will cooperate with TCP to identify components and sources of supply for components and parts, and to offer suggestions regarding the design and configuration of Products and of new products under development by TCP as requested by TCP from time to time.

     Section 2.6 RIGHT TO COVER. If at any time TCP is in good faith concerned about Suppliers' ability to supply TCP Products in accordance with the terms of this Agreement, TCP may arrange for an alternative source(s) of supply for the Products. Unless Suppliers have notified TCP as contemplated by SECTION 3.2(b) of this Agreement that the delivery date or other terms of a Purchase Order cannot be achieved, if Suppliers cannot timely ship and deliver adequate quantities of Product to TCP, Suppliers will reimburse TCP for such reasonable costs TCP incurs in obtaining substitute performance. Subject to SECTION 6.1(b) of this Agreement, TCP's purchase from another source of supply does not relieve Suppliers from their obligation of exclusivity.

ARTICLE III.      PRODUCT FORECASTS AND PRODUCTION REQUIREMENTS

     Section 3.1 PRODUCT SALES FORECASTS. From time to time TCP will provide to Suppliers the projected amount of each Product that TCP requires.

     Section 3.2 PRODUCTION.

         (a) Suppliers will manufacture and package such quantities of each Product as may be requested by TCP from time to time during the term of this Agreement.

         (b) Products will be delivered at the time specified, shipped and packaged as specified in TCP Purchase Orders. Unless a Supplier notifies TCP, which notice may be in writing or orally, as soon as is reasonably possible after receiving a Purchase Order that the delivery date or other terms of the Purchase Order cannot be achieved, Suppliers will deliver and meet the Purchase Order terms.

     Section 3.3 SHIPMENT AND DELIVERY. Suppliers will ship and deliver Products as directed in the Purchase Order or otherwise by TCP. Suppliers will target one hundred percent (100%) on time delivery. Purchase Orders will state the dates for Suppliers' committed delivery of Products.

     Section 3.4 RISK OF LOSS. Title to, and risk of loss or damage and deterioration of a Product, and parts thereof, will pass from Suppliers directly to TCP upon delivery of the Product to TCP as specified in the Purchase Order or otherwise by TCP. Suppliers will ship the Products to TCP by such carriers as mutually agreed to from time to time by TCP and a Supplier, where, in the case of maritime carriage, unless directed otherwise by TCP, Suppliers will instruct the carrier to transport Products below or under deck to ensure full insurance coverage. Products will be shipped FCA shipping point or such other point designed by TCP for delivery (as defined by Incoterms 2000, as published by the International Chamber of Commerce). Any customer of TCP may, with reasonable advance notice, take delivery of Products Ex Works (Incoterms 2000).

     Section 3.5 REJECTION AND RETURN. TCP or its customer may, at its option, inspect the Products upon delivery for the sole purpose of identifying the Products and general verification of quantities in order to provide a basis for payment, if any. Such inspection is not acceptance of any Products. TCP or its customer may reject or return at Suppliers' risk and expense all Products that were not shipped in accordance with applicable Purchase Orders.

ARTICLE IV.       PRICING; PAYMENT

     Section 4.1 PRICING.

         (a) The price for each Product supplied by a Supplier and purchased by TCP hereunder will be determined from time to time by TCP and Suppliers; provided, however, in no event will the aggregate price of all Products purchased from Suppliers under this Agreement in a calendar year exceed, for that calendar year, Suppliers' (i) aggregate cost of materials incurred to manufacture all of such Products, PLUS (ii) aggregate labor costs incurred to manufacture such Products, PLUS (iii) overhead related to the manufacture of such Products, PLUS (iv) a margin of 12% of the total of clauses (i), (ii) and
(iii), or such lesser price as the parties agree from time to time (the "MAXIMUM AGGREGATE PRICE"). The total of the amounts set forth in clauses (i), (ii) and (iii) are referred to herein as the "TOTAL ANNUAL PRODUCT COST." If Suppliers and TCP cannot mutually agree on the price of a particular Product, at TCP's option, the price of such Product will be calculated using the same formula used to calculate the Maximum Aggregate Price where the costs referred to in clauses (i), (ii) and (iii) will include only those costs incurred to manufacture such Product.

         (b) Suppliers cost methodology and any revisions, modifications, or updates to costing models or programs must be approved by TCP.

         (c) The price paid for Product may be reduced for any costs or expenses incurred by TCP that are chargeable to Suppliers hereunder, including, without limitation, amounts described in SECTIONS 2.6, SECTION 3.5 and SECTION 4.2.

     Section 4.2 ACCOUNTING FOR PRODUCT COSTS.

         (a) During the term of this Agreement, within ninety days after the end of each calendar year, each Supplier will provide TCP, in English, with its financial statements for the most recently completed calendar year, prepared in a manner that presents fairly in all material respects the consolidated financial position of such Supplier at the dates stated in such financial statements and the results of its operations for the periods stated therein. Such financial statements will include a balance sheet as of, and a statement of operations for, the most recently completed calendar year. To the extent that such financial statements have been audited by any private or governmental organization or otherwise, each Supplier will provide TCP with a copy of the auditor's report thereon. If requested by TCP during the term of this Agreement, within forty-five days of TCP's request Suppliers will render a written report to TCP setting forth the Total Annual Product Cost together with a calculation of the Total Annual Product Cost in sufficient detail for TCP to verify such amount. Upon TCP's request, Suppliers will provide TCP documentation supporting the calculation of the Total Annual Product Cost. If any report evidences that TCP has paid more than the Maximum Aggregate Price, TCP may, at its election, either (1) take a corresponding credit against subsequent payments due a Supplier hereunder, or (2) receive a refund from the Suppliers of any such overpayments within forty-five days of TCP's request.

         (b) TCP will have the right, upon commercially reasonable advance written notice to a Supplier, to inspect Suppliers' books and records relating to the Total Annual Product Cost, or to designate a representative to make such inspection for the purpose of verifying the Total Annual Product Cost. Any such inspection will be made during normal business hours and on a confidential basis. In the event that TCP designates a certified public accountant to make such an inspection, TCP will bear the expense of engaging such accountant, unless it is determined that TCP has paid the Suppliers more than the Maximum Aggregate Price payable for such calendar year by more than five (5%) percent, in which case Suppliers will reimburse TCP for all out-of-pocket expenses incurred by TCP in connection with such audit. In all events Suppliers will, at TCP's election, either (1) permit TCP to take a corresponding credit against subsequent payments due a Supplier hereunder in the full amount of the overpayment that any such audit indicates or (2) pay TCP in full the amount of the overpayment that any such audit indicates within forty-five days following written notice to TCP of the overpayment indicated by such audit.

     Section 4.3 INVOICING AND TERMS OF PAYMENT.

         (a) Following delivery of Products manufactured and delivered by Suppliers, Suppliers will provide TCP with an invoice setting forth the amount due with respect to such Products.

         (b) Within a reasonably prompt period of time following delivery of Products to the final destination by the carrier of such Products, TCP will pay the Product price with respect to the invoiced Product (i) in cash, in immediately available funds by wire transfer to an account specified by Suppliers, (ii) by set-off against amounts owed to TCP by a Supplier, or (iii) by such other method as the parties mutually agree.

         (c) All payments made by TCP to Suppliers hereunder will be remitted to the address of Suppliers as set forth in SECTION 11.1 of this Agreement, or to such other place as Suppliers may direct. TCP will be entitled to deduct and withhold from any payments to Suppliers hereunder any such withholding or deductions as may be required by law as a result of any of the transactions made or contemplated under this Agreement.

     Section 4.4 CURRENCY. All pricing, payments, credits, allowances or other monetary adjustments under this Agreement will be in US Dollars.

     Section 4.5 TAXES.

         (a) Suppliers will pay all value added, sales or use taxes presently due, or which may become due, in China, with respect to any Product purchased by TCP. Suppliers will pay and be fully responsible for any and all contributions or taxes for unemployment insurance, old age or retirement benefits, pensions or annuities (if any) and all other employee compensation in connection with the work performed hereunder.

         (b) TCP will pay all duties and other custom charges presently due, or which may become due, in the United States with respect to any Product purchased by TCP.

ARTICLE V.        WARRANTY

     Section 5.1  WARRANTY.

         (a) Suppliers warrant that, during the warranty period described in
SECTION 5.1(b) below, the Products will be merchantable, will conform to the provisions of this Agreement and to the applicable product specifications and will be free of defects in workmanship and materials. Products, at the time of delivery, will be free and clear of liens and encumbrances and claims by others. Suppliers will convey good title to the Products free and clear of any lien, claim or encumbrance.

         (b) If at any time in the twenty-four months after delivery of a Product, a defect or breach of warranty is found in five percent (5%) or more of the Products in any shipment or in the Products manufactured on any day (or in any longer period), Suppliers will replace the defective or non-conforming Products at no expense to TCP. TCP will notify Suppliers of any non-conformity promptly upon discovery, and the parties will cooperate to understand the cause and amount of the non-conforming Products. At Suppliers request and expense, TCP will use commercially reasonable efforts to (i) provide Suppliers with samples of any non-conforming Products and (ii) will store Products (at Suppliers' expense) for inspection by Suppliers.

         (c) If TCP asks for replacement Products under SECTION 5.1(b), Suppliers will deliver the replacement Products as quickly as possible, and will not delay because of any question, dispute or disagreement about the non-conforming Products or about TCP's right to request or receive replacement Products. If the parties later agree or it is otherwise determined that TCP was not entitled to replacement Products, TCP will pay for the replacement Products and the shipping or expediting expense incurred by Suppliers in order to deliver the replacement Products.

         (d) Suppliers will have no responsibility or obligation under warranty claims with respect to Products that have been subjected to abuse, misuse, accident, alteration, neglect or unauthorized repair. The warranties and remedies set forth herein are conditioned upon proper storage, installation, use and maintenance, and conformance with any applicable recommendations of Suppliers or TCP.

         (e) In addition to its other rights hereunder, TCP may set-off from any amounts owed by TCP to Suppliers under this or any other agreement between TCP and Suppliers any payments due TCP under this Agreement, including this ARTICLE
V. The foregoing will in no way limit TCP's right to offset from any payments due to Suppliers under this Agreement amounts owed by Suppliers to TCP under any other agreement between TCP and Suppliers.

ARTICLE VI.       EXCLUSIVITY

     Section 6.1  EXCLUSIVITY.

         (a) Except as contemplated by SECTION 6.2(b) of this Agreement, during the term of this Agreement, Suppliers will not, directly or indirectly, without the prior written consent of TCP, sell, market, offer, manufacture, produce, or otherwise make or distribute, any lamps, ballasts, light fixtures, LEDs or any other products or accessories (collectively, "COMPETITIVE PRODUCTS") that are used for the same or similar purposes as, or that are otherwise competitive with, the Products.

         (b) Subject to the last sentence of this SECTION 6.1(b), and without limiting its other obligations hereunder, including, without limitation, its confidentiality obligations under ARTICLE VII, Suppliers may sell, market, offer, manufacture, produce, or otherwise make or distribute Competitive Products, and Suppliers exclusivity obligations under SECTION 6.1(a) will terminate, only if (i) during the prior six months (to be measured on June 30 and December 31 of each calendar year), the aggregate cost of all of the lighting products and accessories that TCP purchased from other suppliers, or manufactured internally, through its or any of its subsidiaries' operations, during such period exceeded 30% of the aggregate cost of all lighting products and accessories that TCP has purchased or manufactured internally during such period or (ii) if during any calendar year the aggregate dollar amount of Products purchased from Suppliers is less than 75% of the aggregate dollar amount of Products purchased from Suppliers in the prior calendar year. Within thirty days of a Supplier's request, after the end of the period described in clause (i) of this paragraph (b), TCP will provide Suppliers an accounting of the total cost of lighting products and accessories that TCP has manufactured internally or purchased during such period from Suppliers and other third parties, where the calculation of the cost of lighting products and accessories manufactured internally will be based on the actual cost incurred by TCP or its subsidiary to manufacture such lighting products and/or accessories. Any such accounting will be provided on a confidential basis and in sufficient detail to enable Suppliers to determine if the threshold in clause (i) of this paragraph (b) has been exceeded. In no event may Suppliers sell, market, offer, manufacture, produce, or otherwise make or distribute Competitive Products using Confidential Information or in violation of the Licensing Agreement.

ARTICLE VII.      CONFIDENTIALITY AND PROTECTION OF PROPRIETARY
                  RIGHTS

     Section 7.1 CONFIDENTIAL TREATMENT. Suppliers specifically acknowledge that the Confidential Information, whether or not reduced to writing, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use. Suppliers acknowledge that reasonable efforts have been put forth by TCP to maintain the secrecy of the Confidential Information. All Confidential Information is and will remain the sole property of TCP. During the term of this Agreement and thereafter, Suppliers agree that the Confidential Information will be kept in strict confidence and, except as otherwise permitted in this ARTICLE VII or in the Licensing Agreement, Suppliers will not directly or indirectly disclose, furnish, disseminate, make available or use the Confidential Information during the term of this Agreement or thereafter except as is required to manufacture Products for sale to, or otherwise at the direction of, TCP as contemplated by this Agreement.

     Section 7.2 PERMITTED DISCLOSURE. Suppliers may disclose the Confidential Information to their employees but only on a basis and to the extent that, in the commercially reasonable judgment of Suppliers such disclosure is necessary for them to manufacture Products for sale to, or otherwise at the direction of, TCP as contemplated by this Agreement. Suppliers will assure that all Persons to whom any information encompassed within or related to the Confidential Information is disclosed will, prior to disclosure, keep such information in strict confidence and not directly or indirectly disclose, furnish, disseminate, make available or use the Confidential Information during or after the term of this Agreement except as is required to perform Suppliers' obligations under this Agreement.

     Section 7.3 COMPELLED DISCLOSURE. If a Supplier is required by law or court order to disclose any Confidential Information, Supplier will (a) notify TCP in writing as soon as possible, but in no event less than thirty calendar days prior to any such disclosure, (b) cooperate with TCP to preserve the confidentiality of such information consistent with applicable law, and (c) use its best efforts to limit any such disclosure to the minimum disclosure necessary to comply with such law or court order.

ARTICLE VIII.     TERM AND TERMINATION

     Section 8.1 TERM. The term of this Agreement, unless sooner terminated under SECTION 8.2, will be for ten years commencing on the date first above written; provided, however, that upon expiration of the initial term or any renewal term, the term of this Agreement will continue for additional five year terms thereafter unless terminated under SECTION 8.2. Subject to SECTION 8.2 of this Agreement, this Agreement may be terminated by any party at the expiration of the initial term or at the expiration of any renewal term thereafter. Such termination will only be effective if the party wishing to terminate this Agreement delivers written notice to the other parties of its intention to terminate this Agreement and such written notice (except as provided in SECTION 8.2 of this Agreement) is received by such other parties not less than ninety days prior to the expiration of the term.

     Section 8.2 TERMINATION. This Agreement will terminate upon the earliest of:

         (a) expiration of the initial term or any extension thereof under
SECTION 8.1;

         (b) automatically, without notice, upon the institution of voluntary or involuntary proceedings by or against any other party in bankruptcy, or under any insolvency law, or for corporate reorganization, the appointment of a receiver, or petition for the dissolution of such other party or an assignment by such other party for the benefit of creditors;

         (c) upon ninety days prior written notice by any party, as a result of any governmental actions, determination, decision or directive that significantly impairs the effectiveness of this Agreement, if such action, determination, decision or directive is not overruled, changed or otherwise rescinded within ninety days after receipt of written notice of the intention to terminate this Agreement;

         (d) immediately upon written notice (subject to the opportunity to cure under clause (i) of this SECTION 8.2(d)) by TCP, as a result of a material breach of this Agreement or the Licensing Agreement by a Supplier that is (i) not cured within ninety days after receipt of written notice of the breach from TCP or (ii) incapable of being cured;

         (e) immediately upon written notice (subject to the opportunity to cure under clause (i) of this SECTION 8.2(e)) by a Supplier, as a result of a material breach by TCP of this Agreement or the Licensing Agreement that is (i) not cured within ninety days after receipt of written notice of the breach from a Supplier or (ii) incapable of being cured; and

         (f) the mutual written agreement of all of the parties hereto.

Upon the occurrence of any event giving TCP the right to terminate this Agreement, TCP, at its sole election, may terminate this Agreement with respect to one of the Suppliers without affecting the rights and obligations of the other Supplier under this Agreement. Further, in the event a Supplier ceases to exist, subject to such Suppliers ongoing obligations under this Agreement, this Agreement will terminate with respect to such Supplier without affecting the rights and obligations of the other Supplier under this Agreement. In the event this Agreement terminates with respect to a Supplier but otherwise remains in effect, all references in this Agreement to Suppliers will be deemed to be to the remaining Supplier.

     Section 8.3  EFFECT OF TERMINATION.

         (a) Any termination of this Agreement, however effected, will not release any party from its obligations or duties under this Agreement that, by their terms and/or expressed intent, may require performance subsequent to any such termination (including, without limitation, ARTICLE V, or ARTICLE VII), and all provisions of this Agreement that set forth such obligations or duties and such other general or procedural provisions that may be relevant to any attempt to enforce such obligations or duties, will survive any such termination of this Agreement until such obligations or duties have been performed or discharged in full.

         (b) In addition to the foregoing, in the event of termination of this Agreement for any reason, unless otherwise agreed to in writing by the parties, the parties will have the following rights and obligations:

              (i) TCP may, from time to time, ask that Suppliers deliver to TCP, or its designee, in good order, all materials and supplies provided by TCP to manufacture or package the Products. Suppliers will fulfill TCP's requests as promptly as practicable. All documentation and other tangible materials that contain or embody Confidential Information will be returned or destroyed.

              (ii) Suppliers will be permitted to use the TCP Technology and Resulting Technology solely as contemplated by the Licensing Agreement to fulfill any continuing obligations under SECTION 8.3(iii).

              (iii) Any termination of this Agreement, however effected, will not release any party from its obligations or duties under this Agreement with respect to any Purchase Order issued prior to termination hereof.

ARTICLE IX.       REPRESENTATIONS, INSURANCE AND INDEMNIFICATION

     Section 9.1  REPRESENTATIONS.

         (a) Each Supplier represents that it has the requisite skills and facilities to perform its obligations under this Agreement.

         (b) Suppliers will comply with the United States Foreign Corrupt Practices Act in connection with all actions under this Agreement. Without limiting the generality of the foregoing, each Supplier and its employees and agents will not offer, pay, promise to pay, give or promise to give any money or anything of value, directly or through third parties, to any governmental official, political party, political official, candidate for political office or to any person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, paid, given or promised, directly or indirectly, for purposes of influencing any act or decision of the foregoing or inducing the foregoing to use his, her or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality. Except for directors appointed by a Supplier's equity holder that is controlled by any Chinese township or governmental agency or division, and except for such other person that a Supplier may be required to employ under the laws of China, each Supplier represents and warrants that none of its officers, directors or employees is an official or employee of a government or of any governmental agency or instrumentality and that it will not employ any such individual during the term of this Agreement

         (c) Each party represents that: (i) the execution and delivery by it of this Agreement and the Licensing Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate (A) any provision of any law or regulation applicable to it, (B) any of its constituent documents, or (C) any provision of any indenture, agreement or other instrument to which it or any of its subsidiaries or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of its properties or assets.

     Section 9.2 INDEMNIFICATION BY SUPPLIERS. Each Supplier will, jointly and severally, protect, indemnify, defend and hold harmless TCP and the directors, officers, employees, agents, professional representatives and successors of TCP, from and against any and all liabilities, damages, claims, demands, assessments, penalties, fines, judgements, awards, settlements, taxes, costs, fees and other expenses of any kind (including reasonable attorneys' fees) (collectively, "DAMAGES") incurred or sustained by them in connection with any action, suit, claim or proceeding (whether civil or criminal, at law or in equity) arising out of or related to (A) the breach by a Supplier or any of its representatives of any covenant, agreement or obligation contained in this Agreement or the Licensing Agreement, including any covenant, agreement or obligation contained in any Purchase Order or any other agreement, document or instrument that forms a part of this Agreement, (B) the inaccuracy or breach of any representation or warranty of a Supplier contained in this Agreement or the Licensing Agreement,
(C) Suppliers' delays and/or errors in delivering Products, and (D) a Product's failure to conform to the warranties set forth in ARTICLE V.

     Section 9.3 INDEMNIFICATION BY TCP. TCP will protect, indemnify, defend and hold harmless each Supplier and the directors, officers, employees, agents, professional representatives and successors of Suppliers, from and against any and all Damages incurred or sustained by them in connection with any action, suit, claim or proceeding (whether civil or criminal, at law or in equity) arising out of or related to (A) the breach by TCP or any of its representatives of any covenant, agreement or obligation contained in this Agreement or the Licensing Agreement, including any covenant, agreement or obligation contained in any Purchase Order or any other agreement, document or instrument that forms a part of this Agreement, and (B) the inaccuracy or breach of any representation or warranty of TCP contained in this Agreement or the Licensing Agreement.

     Section 9.4 LIMITATION ON INDEMNITY. Notwithstanding SECTION 9.2 and
SECTION 9.3, no party will be required to indemnify a Person for any Damages caused by the gross negligence or willful misconduct of the Person seeking to be indemnified.

     Section 9.5 INDEMNIFICATION PROCEDURES.

         (a) A party obligated to indemnify a Person hereunder will be referred to as an "INDEMNIFYING PERSON," and the Person entitled to indemnification under this Agreement will be referred to as a "BENEFICIARY."

         (b) Promptly after receipt by a Beneficiary of notice of any claim or the commencement of any action, or upon discovery of any facts that a Beneficiary believes may give rise to a claim for indemnification from an Indemnifying Person hereunder, such Beneficiary will, if a claim in respect thereof is to be made against an Indemnifying Person under SECTION 9.2 or
SECTION 9.3, notify such Indemnifying Person in writing in reasonable detail of the claim or the commencement of such action.

         (c) If any such claim will be asserted or brought against an Indemnifying Person, such Beneficiary will, if a claim in respect thereof is to be made against the Indemnifying Person under SECTION 9.2 or SECTION 9.3, notify the Indemnifying Person in writing of the commencement thereof; but the failure so to notify the Indemnifying Person (i) will not relieve it from liability hereunder unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses and (ii) will not, in any event, relieve the Indemnifying Person from any obligations to any Beneficiary other than the indemnification obligation provided above. The Indemnifying Person will be entitled to appoint counsel of the Indemnifying Person's choice at the Indemnifying Person's expense to represent the Beneficiary in any action for which indemnification is sought (in which case the Indemnifying Person will not thereafter be responsible for the fees and expenses of any separate counsel retained by the Beneficiary or parties except as set forth below); provided, however, that such counsel will be reasonably satisfactory to the Beneficiary. Notwithstanding the Indemnifying Person's election to appoint counsel to represent the Beneficiary in an action, the Beneficiary will have the right to employ separate counsel (including local counsel), and the Indemnifying Person will bear the reasonable fees, costs and expenses of such separate counsel if (1) the use of counsel chosen by the Indemnifying Person to represent the Beneficiary would present such counsel with a conflict of interest, (2) the actual or potential defendants in, or targets of, any such action include both the Beneficiary and the Indemnifying Person and the Beneficiary has reasonably concluded that there may be legal defenses available to it, which are different from or additional to those available to the Indemnifying Person, (3) the Indemnifying Person has not employed counsel reasonably satisfactory to the Beneficiary to represent the Beneficiary within a reasonable time after notice of the institution of such action or (4) the Indemnifying Person authorizes the Beneficiary to employ separate counsel at the expense of the Indemnifying Person. An Indemnifying Person will not, without the prior written consent of the Beneficiaries, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Beneficiaries are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Beneficiary from all liability arising out of such claim, action, suit or proceeding. The indemnity provided herein will survive the execution, delivery, performance and termination of this Agreement. The parties agree to render to each other such assistance as may be reasonably requested in order to insure the proper and adequate defense of any such claim or proceeding.

ARTICLE X.        RELATIONSHIP OF THE PARTIES

     Section 10.1 NO JOINT VENTURE. The relationship between TCP and Suppliers hereunder is intended to be that of buyer and sellers. Nothing contained herein should be construed so as to constitute the parties as partners or joint venturers, nor any party as the employee or agent of the other, nor the employees or agents of any party as employees or agents of the other. No party will have any express or implied right or authority to assume or create any obligation on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

ARTICLE XI.       MISCELLANEOUS

     Section 11.1  NOTICES.

         (a) Except as otherwise provided in this Agreement, all notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, to a domestic address, (iv) ten days after having been sent by registered or certified mail, return receipt requested, postage prepaid, to an international address, (v) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to a domestic address or (vi) three days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to an international address. All communications will be addressed as follows:

                  If to TCP:                Technical Consumer Products, Inc.
                                            300 Lena Drive
                                            Aurora, Ohio 44202
                                            Attention:  Chief Financial Officer
                                            (o):  (303) 995-6111
                                            (f):  (303) 995-6188
                                            E-mail:  matt@springlamp.com

                  If to Suppliers:          No. 61 Kai Jiang Road, East
                                            Si Jing
                                            Song Jiang
                                            Shanghai 201601, China
                                            Attention:  President
                                            (o):  86-21-5761-9050
                                            (f): 86-21-5762-0726
                                            E-mail: solomon@online.sh.cn

or to such other address as the party to receive notice may designate by notice given as provided herein.

         (b) To the extent a notice required hereunder may be given orally, (i) if to TCP, such notice will be deemed effectively given if given to TCP's Chief Financial Officer and (ii) if to a Supplier, such notice will be deemed effectively given if given to a Supplier's President, or, in each case, to such other person as the party to receive notice may designate by written notice given as provided in SECTION 11.1(a).

     Section 11.2 ASSIGNMENT. Neither this Agreement nor any interest herein is assignable by a Supplier (whether through assigning this Agreement or through a change of control of such party) without the prior written consent of TCP and neither this Agreement nor any interest herein is assignable by TCP (whether through assigning this Agreement or through a change of control of such party) without the prior written consent of the other parties, except that, without such consent, TCP may assign this Agreement (i) to any of its direct or indirect subsidiaries or (ii) as security for money borrowed so long as any assignment upon foreclosure by the secured party is in compliance with this SECTION 11.2. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the respective successors and assigns of the party.

     Section 11.3 NO SUB-CONTRACTING. Notwithstanding anything in this Agreement to the contrary, Suppliers may not sub-contract their obligations under this Agreement without the prior written consent of TCP.

     Section 11.4 GOVERNING LAW. The rights and obligations of the parties under this Agreement will not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods; rather this Agreement will be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and wholly performed in such state, without giving effect to its principles of conflicts of laws. This Agreement will be deemed to have been entered into in Cleveland, Ohio, U.S.A., regardless of the place or places of signing by the parties hereto or the order of their signing. If any of the provisions of this Agreement are finally determined to be illegal or unenforceable under the laws of the State of Ohio, then the parties will use their best efforts to reform such provision(s) to give effect to the fullest extent possible to the parties' intentions and to take such other actions as may be necessary or desirable in connection therewith.

     Section 11.5  ARBITRATION.

         (a) Except as specifically provided otherwise, all disputes arising in connection with this Agreement will be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the Rules. The arbitration will be conducted in the English language. The seat of the arbitration will be the Singapore International Arbitration Centre in Singapore (the "SIAC").

         (b) Except as otherwise set forth herein, the arbitration will be conducted by three arbitrators. The party initiating the arbitration (the "CLAIMANT") will appoint its arbitrator in its request for arbitration (the "REQUEST"). The other party (the "RESPONDENT") will appoint its arbitrator within thirty days of receipt of the Request and will notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such thirty-day period, the SIAC will appoint an arbitrator on its behalf in accordance with the rules of the SIAC. Otherwise, the two arbitrators appointed by the parties will appoint a third arbitrator within thirty days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the Claimant and the Respondent have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators will promptly notify the parties of the appointment of the third arbitrator. If the two arbitrators appointed by the parties fail or are unable so to appoint a third arbitrator or so to notify the parties, or if the parties agree to use a sole arbitrator, then the appointment of the third arbitrator or the sole arbitrator, as the case may be, will be made by the SIAC, which will promptly notify the parties of such appointment. The third arbitrator will act as chair of any three-arbitrator panel.

         (c) The arbitral award will be in writing and, unless the parties agree otherwise, will state the reasons upon which it is based. The award will be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements.

Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Nothing contained in this SECTION 11.5 will prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or equitable relief in any court of competent jurisdiction.

         (d) By execution and delivery of this Agreement, each party accepts and consents to the jurisdiction of the aforesaid arbitration panel and, solely for purpose of the enforcement of an arbitral award under this SECTION 11.5, to the jurisdiction of any court of competent jurisdiction, for itself and in respect of its property, and waives in respect of both itself and its property any defense it may have as to or based on sovereign immunity, jurisdiction, improper venue or inconvenient forum. Each party hereby irrevocably consents to the service of any process or other papers by the use of any of the methods and to the addresses set for the giving of notices in SECTION 11.1. Nothing herein will affect the right of any party to serve such process or papers in any other manner permitted by law.

         (e) Each of the parties hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, a material breach or material failure to comply with such party's obligations under this Agreement to the other parties hereto would cause irreparable harm to such other parties and such other parties would not have an adequate remedy at law for money damages. Therefore, each of the parties hereto agrees that the parties hereto are entitled to seek specific performance and/or injunctive relief without the posting of bond or other security in addition to any other remedy to which it may be entitled hereunder or at law or in equity, in any court of competent jurisdiction against any such breach or noncompliance. All remedies provided for herein are cumulative, and, except as provided otherwise in this Agreement, the exercise of any particular remedy does not limit or preclude the exercise of any other available remedy.

     Section 11.6 WAIVER. No waiver of any right under this Agreement will be binding unless agreed to in writing by the waiving party, and a waiver as to any breach or failure to perform will not constitute a waiver as to future performance.

     Section 11.7 INTEGRATION; AMENDMENTS. This Agreement, together with the product specifications and Purchase Orders contemplated hereby (as they may now exist or in the future), the Licensing Agreement, and any other documents referred to herein, constitute the entire agreement between the parties relating to the subject matter of this Agreement and cancel and supersede any and all prior agreements between them relative to such subject matter. This Agreement cannot be changed or amended in whole or in part except by a writing signed by the party to be changed.

     Section 11.8 FORCE MAJEURE . If the performance of this Agreement or of any obligation hereunder, other than to make payments of amounts due hereunder when due, is prevented, restricted, or interfered with as a result of:

         (a) fire, explosion, breakdown of machinery, plant failure, strike, lockout, labor dispute, casualty or accident, lack or failure in whole or in part of transportation facilities, epidemic, land slides, lightening, earthquakes, cyclone, flood, drought, lack or failure in whole or in part of sources of supply or labor, raw materials or power; or

         (b) war, revolution, civil commotion, acts of public enemies, blockades or embargo; or

         (c) any law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority or representative of any such government; or

         (d) any other act whatsoever, whether similar or dissimilar to those enumerated, beyond the reasonable control of a party hereto;

then the party so affected, upon giving prompt written notice to the other parties, will be temporarily excused from such performance to the extent of such prevention, restriction or interference; provided that the party so affected uses its reasonably best efforts to avoid or remove such cause of non-performance and will make up, continue and complete full performance hereunder with the utmost dispatch whenever such cause is removed; provided, further, that the settlement of strikes, lockouts or other labor disputes will be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure be remedied by the exercise of reasonable best efforts will not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is unavoidable in the discretion of the party having the difficulty.

     Section 11.9 SEVERABILITY. The illegality, invalidity or unenforceability of any part of this Agreement does not affect the legality, validity or enforceability of the remainder of this Agreement.

     Section 11.10 HEADINGS. The descriptive headings used in this Agreement are for convenience only and will be disregarded in interpreting it.

     Section 11.11 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will constitute but one and the same instrument. Transmission of facsimile copies of an executed counterpart of a signature page of this Agreement will have the same effect as delivery of the manually executed counterpart of this Agreement.

     Section 11.12 TRANSLATION. This Agreement has been executed in the English language. For the convenience of the parties, one or more Chinese translations of this Agreement may be prepared. Notwithstanding the preparation or existence of any such Chinese translations, the English language version of this Agreement will be controlling.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each party has caused its duly authorized representative to execute this Agreement as of the date first above written.

                                        TCP

                                        TECHNICAL CONSUMER PRODUCTS, INC.



                                        By: /s/ Ellis Yan
                                           ------------------------------------
                                        Name:
                                        Title:

                                        SUPPLIERS

                                        SHANGHAI ZHEN XIN ELECTRONIC
                                        ENGINEERING CO., LTD.



                                        By: /s/ Yan Zhen Yuan
                                           ------------------------------------
                                        Name:       Yan Zhen Yuan
                                        Title:      Chairman of the Board


                                        SHANGHAI JENSING ELECTRON
                                        ELECTRICAL EQUIPMENT CO., LTD.



                                        By:    /s/ Xiang Yong Fan
                                           ------------------------------------
                                        Name:       Xiang Yong Fan
                                        Title:      Chairman of the Board









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